UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2007

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation and Bylaws

On June 12, 2007, Infinera Corporation (the “Company”) filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware and amended and restated its bylaws in connection with the completion of its initial public offering of shares of its common stock. As described in the Company’s Registration Statement on Form S-1 (File No. 333-140876), the Company’s board of directors and stockholders had previously approved the amendment and restatement of these documents to be effective upon the closing of the initial public offering.

As amended and restated, the Company’s certificate of incorporation and bylaws contain provisions that, among other things, i) authorize 500,000,000 shares of common stock, (ii) delete all references to the various series of preferred stock that were previously authorized and instead create 25,000,000 shares of undesignated preferred stock, (iii) eliminate the ability of the stockholders to take action by written consent, (iv) provide for advance notice periods for stockholder proposals and nominations of directors, (v) provide that special meetings of stockholders may not be called by stockholders, (vi) provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders, (vii) require that directors only be removed from office for cause and only upon a supermajority stockholder vote, and (viii) establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description is qualified in its entirety by reference to (i) the amended and restated certificate of incorporation, a copy of which is attached hereto as Exhibit 3.1, and (ii) the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.2, each of which is incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2007, Infinera issued a press release relating to the closing of the Company’s initial public offering of 14,000,000 shares of its common stock at a price of $13.00 per share. The Company also announced that the underwriters of the offering exercised in full their option to purchase an additional 2,100,000 shares of the company’s common stock, bringing the total initial public offering size to $209.3 million prior to the deduction of underwriting discounts and estimated expenses paid by Infinera. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Infinera Corporation

3.2	Amended and Restated Bylaws of Infinera Corporation

99.1	Press release dated June 12, 2007 titled “Infinera Corporation Announces Closing of Initial Public Offering of Common Stock and Exercise of Over-Allotment Option”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: June 12, 2007	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Infinera Corporation

3.2	Amended and Restated Bylaws of Infinera Corporation

99.1	Press release dated June 12, 2007 titled “Infinera Corporation Announces Closing of Initial Public Offering of Common Stock and Exercise of Over-Allotment Option”